EXHIBIT 10.23

THIS GUARANTEE (this "Guarantee"), dated as of 3 January 1997, made by ADT Limited (the "Guarantor") a company organised under the laws of Bermuda of PO Box 5035, Boca Raton, Florida 33431, USA in favour of The Bank of Nova Scotia (the "Bank") acting through its London branch at 33 Finsbury Square, London EC2A 1BB in respect of the obligations of ADT Finance plc (the "Principal") of 19/21 Denmark Street, Wokingham, Berkshire RG40 2QE under a facility letter (the "Facility Letter") of even date herewith provided by the Bank.



               WITNESSETH as follows:

      1.  Facility Letter Definitions

               Unless otherwise defined herein or the context otherwise requires, terms used in this Guarantee have the meanings provided in the Facility Letter.

      2.  The Principal's Obligations

               In this Guarantee the expression "the Principal's Obligations" means all monies now or at any time hereafter becoming due or owing by the Principal to the Bank under or pursuant to the Facility Letter.

      3.  Guarantee

          3.1. In consideration of the Bank entering into the Facility Letter, the Guarantor hereby guarantees to the Bank, forthwith on demand being made in writing by the Bank on the Guarantor, the payment and discharge of the Principal's Obligations.

          3.2. In the event of, and notwithstanding, the commencement of winding up of the Principal, this Guarantee shall extend to and be in respect of all monies and liabilities which would have been owing or have been incurred by the Principal to the Bank if such event had occurred at the time when the Bank makes demand hereunder.

      4.  Indemnity

               For the same consideration the Guarantor hereby agrees as a primary obligor to indemnify the Bank against any loss which the Bank may incur in the event of the whole or any part of the Principal's Obligations being invalid or being or becoming irrecoverable, unenforceable or void or being avoided for any reason whatsoever, irrespective of whether such reason was or ought to have been known to the Bank or its officers, employees, agents or professional advisers. The amount of such loss shall be the amount which the Bank would otherwise have been entitled to recover from the Principal.

      5.  Continuing Security

               The Guarantor shall not be entitled to determine this Guarantee by notice and until the Principal's Obligations shall have been paid or discharged in full, this Guarantee shall be a continuing security for all the Principal's Obligations and shall not be discharged by any intermediate discharge or payment of or on account of the Principal's Obligations or any of them or any settlement of accounts between the Bank and the Principal or any other person. No demand made by the Bank hereunder shall prejudice or restrict the right of the Bank to make further or other demands.

     6.   Interest

               The Guarantor shall pay interest on any amount for the time being due from the Guarantor to the Bank under this Guarantee from the date of a demand for payment hereunder until payment in full, at the rate (as well after as before judgment) calculated in accordance with Clause 7(b) of the Facility Letter.

      7.  Representations

               The Guarantor makes the representations and warranties set out in Clauses 7.1 ad 7.2 and acknowledges that the Bank has entered into this Guarantee in reliance on those representations and warranties.

          7.1. The obligations to be assumed by the Guarantor in this Guarantee are legal and valid obligations binding on the Guarantor in accordance with the terms hereof.

          7.2. The obligations of the Guarantor under this Guarantee rank at least pari passu with its obligations under the guarantee dated 23 August 1995 (in respect of the credit agreement dated 23 August 1995 between ADT Operations, Inc. as borrower and the Lenders as defined therein) and any guarantee which may be issued by the Guarantor in respect of any facility which may replace such credit agreement.

      8.  Opening of New Accounts

               If for any reason this Guarantee ceases to be a continuing security, the Bank may either continue any then existing account or open one or more fresh accounts for the Principal, but in either case the obligations of the Guarantor under this Guarantee shall remain unaffected by, and be computed without regard to, any payment into or out of any such account after this Guarantee has ceased to be a continuing security.

      9.  Dealings with the Principal

               The liability of the Guarantor hereunder shall not be impaired, discharged or otherwise affected by (i) any determination, variation, discharge, release or increase of, or composition or arrangement relating to the Principal's Obligations or of or relating to any agreement relating thereto; or (ii) the grant by the Bank to the Principal or any other person of any time or indulgence; or (iii) any dealing, exchange, renewal, variation, release, discharge, compositions, arrangements, modification or abstaining from perfecting or enforcing or claiming in relation to any securities, guarantees or rights which the Bank may now or hereafter have in respect to the Principal's Obligations; or (iv) the Bank's obtaining or failure to obtain any other guarantee or security (whether contemporaneously with this Guarantee or otherwise); or (v) any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Guarantor hereunder.

     10.  Discharges and Releases Avoided

               Any discharge or release by the Bank of the Guarantor in respect of liabilities under this Guarantee or of any security relating thereto, notwithstanding that this Guarantee may have been returned to the Guarantor and any agreement between the Guarantor and the Bank concerning any such liabilities or security shall be void, and deemed to have been given or entered into by the Bank on the express condition that it would be void, if any act or thing in reliance upon or on the faith of which the Bank gave such discharge or release or entered into that agreement shall be subsequently avoided by or in pursuance of any provision or rule of law.

     11.  Claims of the Guarantor against the Principal

         11.1. Until the Principal's Obligations shall have been paid or discharged in full, and notwithstanding any payment of monies recoverable from the Guarantor hereunder or any purported release or cancellation of this Guarantee, the Guarantor will not by virtue of such payment or by any other means or on any other ground, except with the prior written consent of the Bank or as provided below (i) make or enforce any claim (whether by way of set-off, counterclaim or otherwise) or right against the Principal or prove in competition with the Bank, whether in respect of any payment hereunder made by the Guarantor or otherwise (other than in the ordinary course of business); or (ii) be entitled to claim, or have the benefit of, any set-off, counterclaim or proof against, or dividend, composition or payment by, the Principal; or (iii) be entitled to claim or otherwise obtain the benefit (by way of subrogation or otherwise) of any security or guarantee or indemnity at any time held by the Bank for or in respect of any of the Principal's Obligations; or (iv) claim or enforce any right of contribution against any co-surety; provided that the restrictions contained in (i), (ii) and (iv) above shall apply only after demand has been made hereunder, but shall apply irrespective of when the claim for contribution or indemnity under this Clause 11.1 is made.

         11.2. If the Guarantor shall have any right of proof in the winding-up of the Principal which does not derive from a payment made hereunder, the Guarantor shall not (except where the Bank otherwise requires) exercise that right.

         11.3. If while the Guarantor shall remain under liability to the Bank hereunder, any monies or other property or assets shall be received or recovered by the Guarantor in pursuance of any of the foregoing provisions of this Clause or in breach of any such provisions, such monies or other property or assets shall (save as provided herein) be held upon trust to pay or transfer the same to the Bank to the extent of such liability.

         11.4. The Bank shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor by any of the Finance Documents or by law:

            (a)   to make any demand of the Principal or any other Group
                  Guarantor;

            (b) to take any action or obtain judgment in any court against the Principal or any other Group Guarantor;

            (c) to make or file any claim or proof in a winding-up or dissolution of the Principal or any other Group Guarantor; or

            (d) to enforce or seek to enforce any other security taken in respect of any of the obligations of the Principal or any other Group Guarantor under any of the Finance Documents;

save that notice of non-payment shall first be given to the Principal provided that if no such notice is given to the Principal prior to the exercise of such rights, powers or remedies, that does not preclude the Bank giving notice to the Principal and thereafter exercising such rights, powers or remedies.

     12.  Set-Off

               Without prejudice to and in addition to any other remedy of set-off, combination or consolidation of accounts which the Bank may have, at any time after a demand hereunder the Bank shall be entitled without prior notice to the Guarantor, if at the relevant time the Principal's Obligations and all other monies payable hereunder shall not have been fully paid or otherwise discharged, to set off the liability of the Guarantor hereunder against any monies in whatsoever currency standing to the credit of the Guarantor in any current or other account with the Bank and to combine any such account with any other such account.

     13.  Suspense Account

               The Bank may at any time place and keep to the credit of a separate suspense account any monies received under this Guarantee for so long and in such manner as the Bank may determine without any obligation to apply such monies or any part of them in or towards the discharge of the Principal's Obligations. In the event of any proceedings in or analogous to liquidation, composition or arrangement of or concerning the Principal, the Bank may notwithstanding any payment made under this Guarantee approve and agree to accept any dividend or composition in respect of the whole or any part of the Principal's Obligations in the same manner as if this Guarantee had not been given. If and when the aggregate of all monies held on suspense or impersonal account exceeds the aggregate amount payable by the Principal under the Finance Documents to the Bank, the Bank shall, as soon as practicable thereafter, apply any amount held in such suspense or impersonal account in satisfaction of the amounts payable by the Principal and the Group Guarantors under the Finance Documents.

     14.  Other Means of Payment

               The Bank may make demand under this Guarantee (i) before making demand on any other surety or enforcing any other security for the Principal's Obligations and (ii) for the payment of the ultimate balance after resorting to other means of payment or for the balance due at any time notwithstanding that the Bank has not resorted to other means of payment (in which case the Guarantor shall not be entitled to any benefit from such other means of payment so long as any of the Principal's Obligations remain outstanding).

     15.  Accounts Settled

               Any accounts settled or stated by or between the Principal and the Bank may be adduced by the Bank and shall be accepted by the Guarantor as conclusive evidence (save in the absence of manifest error) of the amount thereby appearing as due from the Principal to the Bank.

     16.  Payment Free of Deduction

               The Guarantor will pay all monies due under this Guarantee free and clear of and without deduction for or on account of either any set-off or counterclaim or any and all present or future taxes, levies, imposts, charges, fees, deductions or withholdings other than as required by law. If any sums payable hereunder shall be or become subject to any deduction or withholding on account of tax (other than a tax imposed on and calculated by reference to our overall net income), the amount of such payments shall be increased so that the net amount received by the Bank shall equal the amount which, but for such deduction or withholding, would have been received by the Bank hereunder.

     17.  Effectiveness of Security

               This Guarantee is in addition to and is not prejudiced, or to be prejudiced, by any other guarantee or security for the Principal's Obligations or any of them which is/are now or may hereafter be held by the Bank whether from the Guarantor or otherwise.

     18.  Currency Conversions

         18.1. The Guarantor's liability hereunder shall be to pay the Bank the full amount of the Principal's Obligations in each currency in which they are for the time being denominated. Provided that if and to the extent that the Guarantor shall not pay such amount in such currency the Bank may accept payment of all or part of such amount in any other currency and/or require the Guarantor, in substitution for its liability to pay such amount in such currency, to pay an amount in sterling which is equivalent to the amount of such currency remaining unpaid (and in either case the provisions of Clause 18.2 below shall apply).


         18.2. The equivalent on any day in one currency of any amount denominated in another currency shall be an amount in the first currency equal to the amount which the Bank would have received if the Bank had on such day (or, if such day shall not be a business day, on the next succeeding business day) made a purchase of the first currency with such amount of such other currency at the then prevailing spot rate of exchange of the Bank less all costs, charges and expenses normally incurred by the Bank or on its behalf in connection with such a purchase.

     19.  Costs and Expenses

               The Guarantor shall pay all legal and other costs and expenses (together with any value added tax or other taxes in respect thereof) incurred by the Bank in connection with the preservation of rights under and enforcement of this Guarantee.

     20.  Provisions Severable

               Each of the provisions contained in this Guarantee shall be severable and distinct from one another and if any one or more of such provisions is now or hereafter becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Guarantee shall not in any way be affected, prejudiced or impaired thereby.

     21.  Benefit and Interpretation of Guarantee

         21.1. The Bank shall not assign the whole or any part of the benefit of this Guarantee without our prior written consent such consent not be unreasonably withheld or delayed. The expression "the Bank" wherever used herein shall be deemed to include the assignees and other successors of the Bank, who shall be entitled to enforce and proceed upon this Guarantee in the same manner as if named herein. The Bank shall be entitled to impart any information concerning the Guarantor to any such assignee or other successor or any participant or proposed assignee, successor or participant provided that we shall obtain from the person to whom such information is provided an undertaking to keep such information secret and confidential.

         21.2. Any reference in this Guarantee to a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

     22.  Notices and Demands

               Any notice or demand to be given or made by the Bank hereunder may be given to or made of the Guarantor by fax or by letter at its registered office or principal place of business for the time being. Any such notice or demand shall be deemed to be given when despatched (in the case of a communication made by fax) or (in the case of any communication made by letter) when left at that address or ( as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

     23.  Law and Jurisdiction

         23.1. This Guarantee shall be governed by, and construed in accordance with, English law.

         23.2. The Guarantor hereby agrees for the benefit of the Bank, and without prejudice to the right of the Bank to take proceedings in relation hereto before any other court of competent jurisdiction, that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding that may arise out of or in connection with this Guarantee and for such purposes irrevocably submits to the jurisdiction of such courts.

                AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.


                                    The Guarantor


                                    ADT LIMITED
                                    By: Stephen J. Ruzika